  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997

                                                     Registration No.333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                  ____________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           TRANS WORLD AIRLINES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                          43-1145889
(State or other jurisdiction of                                (I.R.S.
incorporation or organization)                      Employer Identification No.)


                                ONE CITY CENTRE
                                515 N. SIXTH ST.
                           ST. LOUIS, MISSOURI 63101
                                 (314) 589-3000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           TRANS WORLD AIRLINES, INC.
                       KEY EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                                GERALD L. GITNER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           TRANS WORLD AIRLINES, INC.
                                ONE CITY CENTRE
                                515 N. SIXTH ST.
                           ST. LOUIS, MISSOURI 63101
                                 (314) 589-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             HOWARD E. TURNER, ESQ.
                           SMITH, GAMBRELL & RUSSELL
                            SUITE 3100, PROMENADE II
                          1230 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA  30309-1010
                                 (404) 815-3500

                                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                               Proposed           Proposed
                                                               maximum            maximum           Amount of
                                            Amount to be    offering price    aggregate offering  registration
Title of securities to be registered        registered         per unit (1)        price (1)          fee (1)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    4,159,936 shares          $7.3125          $30,419,532         $9,219
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Based on prices as of November 4, 1997.

      Pursuant to Instruction E of the General Instructions to Form S-8 under the regulations of the Securities Act of 1933, as amended, the registrant hereby incorporates by reference the Company's Registration Statement on Form S-8 (Reg. No. 333-01561), as filed with the Commission on March 8, 1996, by which the Company registered 2,882,632 shares of Common Stock issuable upon exercise of options granted pursuant to the Plan.

   ITEM 8.  EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

   Exhibit
   Number   Description
   -------  -----------

     5      Opinion of Smith, Gambrell & Russell, LLP

     23.1   Consent of Smith, Gambrell & Russell, LLP, included in Exhibit 5

     23.2   Consent of KPMG Peat Marwick LLP

     24     Powers of Attorney

                                   SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON OCTOBER 31, 1997.

                                  TRANS WORLD AIRLINES, INC.


                                  By: Michael J. Palumbo
                                      -----------------------------------------
                                      Michael J. Palumbo, Senior Vice President
                                      and Chief Financial Officer


   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

    SIGNATURES                     TITLE                        DATE
    ----------                     -----                        ----


   Gerald L. Gitner          Director, Chairman              October 31, 1997
   -----------------------   of the Board and Chief
   Gerald L. Gitner          Executive Officer (Principal
                             Executive Officer)


   Michael J. Palumbo        Senior Vice President
   -----------------------   and Chief Financial             October 31, 1997
   Michael J. Palumbo        Officer (Principal
                             Financial Officer and
                             Principal Accounting Officer)

             *               Director                        October 31, 1997
   -----------------------
   John W. Bachmann



             *               Director                        October 31, 1997
   -----------------------
   William F. Compton


             *               Director                        October 31, 1997
   -----------------------
   Eugene P. Conese


             *               Director                        October 31, 1997
   -----------------------
   William M. Hoffman


             *               Director                        October 31, 1997
   -----------------------
   Thomas H. Jacobsen

             *               Director                        October 31, 1997
   -----------------------
   Myron Kaplan


             *               Director                        October 31, 1997
   -----------------------
   David M. Kennedy


             *               Director                        October 31, 1997
   -----------------------
   Merrill A. McPeak


             *               Director                        October 31, 1997
   -----------------------
   Thomas F. Meagher


             *               Director                        October 31, 1997
   -----------------------
   William O'Driscoll


             *               Director                        October 31, 1997
   -----------------------
   G. Joseph Reddington


             *               Director                        October 31, 1997
   -----------------------
   Blanche M. Touhill


             *               Director                        October 31, 1997
   -----------------------
   Stephen M. Tumblin


             *               Director                        October 31, 1997
   -----------------------
   William W. Winpisinger


   * Signed pursuant to Power of Attorney by:


   Richard P. Magurno
   ---------------------------------------
   Richard P. Magurno, as Attorney-In-Fact